UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
Immediatek, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Walton Dallas, Texas	75226

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 363-8183

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Stock Exchange Agreement
On December 16, 2009, Immediatek, Inc., or the Company, Officeware Corporation, or FilesAnywhere.com, Tim Rice, Chetan Jaitly, Radical Holdings LP, or Holdings, and Radical Investments LP entered into a Stock Exchange Agreement, or the Agreement. Subject to the conditions of the Agreement, the Company will issue and exchange 12,264,256 shares of Company common stock for all of the outstanding shares of stock of FilesAnywhere.com with the shareholders of FilesAnywhere.com. FilesAnywhere.com provides online back-up, file storage and other web-based services for individuals, businesses and governmental organizations. At the closing of this transaction, FilesAnywhere.com will become a wholly-owned subsidiary of the Company. In addition, subject to the terms and conditions of the Agreement, the Company will issue and sell, and Holdings will purchase 3,066,064 shares of Company common stock for an aggregate purchase price of $1.0 million, or $0.326151052293755 per share. In the Agreement, the parties represented and warranted to, and covenanted with each other as to various matters. This description is not complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Holdings is the majority stockholder of the Company. As of December 16, 2009, Holdings owned 229,083 shares of our common stock, 4,392,286 shares of our Series A Convertible Preferred Stock and 69,726 shares of our Series B Convertible Preferred Stock. Radical Management LLC, a Texas limited liability company, is the sole general partner of Holdings. Mark Cuban is the President of Radical Management LLC. Radical Investments LP is a shareholder of FilesAnywhere.com. Radical Investments Management LLC, a Delaware limited liability company, is the sole general partner of Radical Investments LP. Mark Cuban is the President of Radical Investments Management LLC. Mark Cuban, indirectly, wholly owns Holdings, Radical Management LLC, Radical Investments LP and Radical Investments Management LLC.
Executive Agreements. At the closing of the Agreement, FilesAnywhere.com will be a wholly-owned subsidiary of the Company and will have entered into agreements with Messrs. Rice, Chetan Jaitly and Rajesh Jaitly. In accordance with those agreements, Messrs. Rice, Chetan Jaitly and Rajesh Jaitly will be employed as officers of FilesAnywhere.com for a term of four years. A copy of the form of Employment Agreement is attached as Schedule 6.11 to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities
The Company common stock described in item 1.01 represents the sale of an equity security in a transaction that is not registered under the Securities Act of 1933. The terms regarding the Company common stock issued pursuant to this transaction contained in Item 1.01 are incorporated by reference into this Item 3.02. There was no placement agent or underwriter for the transaction.

We relied on the exemption from registration provided by Sections 4(2) under the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided each of the parties to the Agreement with disclosure of all aspects of our business, including our reports filed with the Securities and Exchange Commission, our press releases, and other financial, business, and corporate information. We believe that each of the parties to the Agreement obtained all information regarding the Company it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes. Further, based on representations previously made to us, we believe that each of the parties to the Agreement is an accredited investor.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.
The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit

10.1	Stock Exchange Agreement, dated December 16, 2009, by and among Immediatek, Inc., Officeware Corporation, Tim Rice, Chetan Jaitly, Radical Holdings LP, and Radical Investments LP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc., a Nevada corporation
Date: December 22, 2009	By:	/s/ Darin Divinia
		Name:	Darin Divinia
		Title:	President

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Stock Exchange Agreement, dated December 16, 2009, by and among Immediatek, Inc., Officeware Corporation, Tim Rice, Chetan Jaitly, Radical Holdings LP, and Radical Investments LP.

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